Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-229592) pertaining to the 2015 Equity Incentive Plan, the 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan of Harpoon Therapeutics, Inc. of our report dated March 12, 2020 with respect to the financial statements of Harpoon Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Redwood City, California

March 12, 2020